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Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

        In connection with the Quarterly Report of Comfort Systems USA, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William F. Murdy, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1.     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ WILLIAM F. MURDY William F. Murdy Chairman of the Board and Chief Executive Officer

* A signed original of this written statement required by Section 906 has been provided to Comfort Systems USA, Inc. and will be retained by Comfort Systems USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002